SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  JANUARY 5, 2000
                        Commission File Number:  0-17020


                              SENSAR CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                           87-0429944
     -------------------------------     ----------------------------------
     (State or other jurisdiction of             (IRS Employer
      incorporation or organization)          Identification No.)



       50 WEST BROADWAY, SUITE 501
           SALT LAKE CITY, UTAH                      84101
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     (Address of Principal Executive               (Zip Code)
                 Offices)


              Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587
                         --------------------------


                                    N/A
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         (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS
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     Sensar Corporation issued the following press release on January 5, 2000:

     Salt Lake City, UT, January 5, 2000 - Sensar Corporation (Nasdaq symbol "SCII") announced today that on January 5, 2000 its board of directors approved a 2-for-1 stock split of its issued and outstanding common stock, par value $0.001 per share.

     As a result of this stock split, which will be given effect by delivery of new certificates for one share of stock for each outstanding share, the issued common stock of the Company will be increased from approximately 3.15 million to approximately 6.3 million shares. The split will be effective for all shares issued and outstanding as of the close of business January 17, 2000 (the "Record Date").

     Sensar has experienced a significant increase in its stock price over the past few months since the announcement of its proposed merger with Net2Wireless. The Company believes that a shortage of stock exists in the market as evidenced by the amount of the daily trading volume vis-a-vis the publicly held shares available for trading. It is anticipated that this increase in the available float will therefore improve the overall marketability of the stock and help satisfy the demand of certain larger institutions.

     "For the past few weeks, we have been under some pressure to improve the liquidity of the stock and to reduce the volatility caused by a small float. This measure should considerably improve the situation going forward, "stated Howard S. Landa, Chairman and CEO.

     Certificates representing the additional shares will be mailed to shareholders of record by the Company's transfer agent, Progressive Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294, on or about January 20, 2000. All outstanding rights to acquire common stock of Sensar will also be adjusted, effective as of the Record Date, to give effect to the stock split.

     This press release contains certain forward-looking statements concerning the proposed transaction with Net2Wireless, Inc. The closing of this transaction is subject to approval of the shareholders of both companies and the satisfaction of a number of contractual conditions, which may or may not occur. The above statements are not meant to be predictions of the future and are subject to a number of uncertainties. For a discussion of the contingencies and uncertainties to which the information concerning future events is subject, please refer to the Company's report on Form 10-K for December 31, 1998, and other SEC reports.

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                                   SIGNATURES
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     Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 5, 2000                   SENSAR CORPORATION


                                          By: /S/Howard S. Land
                                                (Chairman of the Board Chief
                                                Executive Officer and Principal
                                                Financial and Accounting
                                                Officer)